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                                                                    EXHIBIT 10.3

                            PC FLOWERS & GIFTS, INC.

                             STOCKHOLDERS AGREEMENT

      THIS AGREEMENT is made as of July 9, 1998, by and among PC FLOWERS & GIFTS, INC., a Delaware corporation (the "Corporation"), William J. Tobin, a stockholder and an employee of PC Flowers & Gifts, Inc. ("Tobin"), and Fingerhut Companies, Inc., a Minnesota corporation ("Fingerhut"). Tobin and Fingerhut are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in Section 18.

      Contemporaneously with the execution of this Stockholders Agreement, Fingerhut will purchase shares of the Corporation's Common Stock, without par value (the "Common Stock"), pursuant to an Investor Subscription Agreement between the Fingerhut, Tobin and the Corporation dated as of the date hereof (the "Investment Agreement") and the Corporation is entering into a Warrant Agreement with Fingerhut dated as of the date hereof (the "Warrant Agreement") pursuant to which Fingerhut has the right to purchase additional shares of Common Stock.

      The Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation, (ii) limiting the manner and terms by which the Stockholder Shares may be transferred, and (iii) providing Tobin with certain registration rights. The execution and delivery of this Agreement is a condition to the Investor's purchase of the Common Stock pursuant to the Investment Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Restrictions on Transfer of Executive Shares. The restrictions set forth in this Section 1 shall apply to all Stockholder Shares until a Qualified Public Offering or an Approved Sale of the Corporation (but shall not apply to such Qualified Public Offering or Approved Sale).

      (a) Prohibition Against Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "Transfer") any interest in any Stockholder Shares or Options unless pursuant to either (i) a Public Sale, (ii) the provisions of Sections 1(b) through l(e) hereof, (iii) a Transfer to the Other Stockholders, or (iv) the Transfer in connection with a sale of securities pursuant to Section 2 or Section 3.

      (b) Corporation Right of First Refusal. At least forty five (45) days prior to making any Transfer of any Stockholder Shares (other than through l(a)(i), (iii) or (iv) or to a Permitted Transferee), the transferring Stockholder (the "Transferring Stockholder") shall deliver an Offer Notice to the Corporation and the other Stockholders (the "Other Stockholders"). The Offer Notice shall be deemed to be an offer of the subject Stockholder Shares to the Corporation and

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the Other Stockholders on the same terms and conditions as proposed by the third party. The Corporation may elect to purchase all, but not less than all, of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder within twenty (20) days after the delivery of the Offer Notice (the "Election Period"). The Corporation may also assign its right to purchase all or a part of the Stockholder Shares subject to the Offer Notice to Other Stockholders pursuant to the procedures in Section 1(c) hereof. The purchase of the subject Stockholder Shares shall be made in accordance with Section l(d) hereof.

      (c) Other Stockholders Right of First Refusal. In the event the Corporation does not elect to purchase all of the Stockholder Shares subject to the Offer Notice, the Other Stockholders shall have the right, but not the obligation, to purchase any remaining Stockholder Shares subject to the Offer Notice. Upon the expiration of the Election Period, the Other Stockholders shall have an additional five (5) days to notify the Transferring Stockholder of their intention to acquire such remaining Stockholder Shares. Each Other Stockholder may purchase his pro rata portion ("Pro Rata Portion") of such Stockholder Shares by multiplying the number of such Stockholder Shares by a fraction, the numerator of which is the number of Shares held by such Other Stockholder and the denominator of which is the number of Shares held by all Other Stockholders. If one or more of the Other Stockholders elects not to purchase its Pro Rata Portion of such Shares (the "Remaining Shares"), the Other Stockholders who have elected to purchase their Pro Rata Portion may also purchase their Pro Rata Portion of the Remaining Shares in successive rounds until all such Remaining Shares have been purchased; provided, however, that no such purchases shall be made unless all such Stockholder Shares are to be purchased. The purchase of the subject Stockholder Shares shall be made in accordance with Section 1(d) hereof.

      (d) Procedures for Acquiring Stockholder Shares. If the Corporation (or the Other Stockholders) has elected to purchase Stockholder Shares from the Transferring Stockholder, the Transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within fifteen (15) days after the expiration of the Election Period. To the extent that the Corporation (or the Other Stockholders) has not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within sixty (60) days after the expiration of the Election Period, transfer the Shares subject to such notice to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Corporation in the Offer Notice, and such purchases shall be conditioned upon all purchasers of Stockholder Shares executing a counterpart of this Agreement. In the event the Offer Notice provides for any noncash consideration for the Stockholder Shares, the Corporation and the Transferring Stockholder shall negotiate in good faith to determine the all cash equivalent of the consideration proposed in the Offer Notice. The Corporation and/or the Other Stockholders shall only be required to pay cash for the Stockholder Shares acquired from the Transferring Stockholder. At the closing of the purchase of Stockholder Shares, the Transferring Stockholder shall provide representations and warranties as to his title to such securities and that there are no liens or encumbrances on such securities and shall sign such stock powers and other documents as may reasonably be requested by the Corporation and/or the Other Stockholders.


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      (e) Permitted Transfers. The restrictions contained in this Section 1 shall not apply to any Transfer of Stockholder Shares by Tobin pursuant to applicable laws of descent and distribution or among such Tobin's Family Group or to Other Stockholder (a "Permitted Transferee"), provided that, in the case of any of the foregoing Transfers the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred.

      (f) Put and Call of Stockholder Shares.

            (i) If a Qualified Public Offering has not occurred prior to June 30, 2000, or if Mr. William Lansing ceases to be President of Fingerhut, Tobin shall have the right, at his discretion, exercisable within sixty
      (60) days following the occurrence of either such event, to require the Corporation to purchase at least one-half of the Stockholder Shares held by Tobin and Tobin's Family Group in the aggregate, at their fair market value. For purpose of this Section 1(f), "fair market value" shall be determined by two appraisers, one selected by Fingerhut and one selected by Tobin, if they are the only Stockholders, or if they are not, then one selected by the Transferring Stockholder and one by the Corporation. If such two appraisers do not agree on the fair market value then the two appraisers shall select a third appraiser whose determination of the fair market value shall be binding. The closing on such purchase shall occur within thirty (30) days following the final determination of the fair market value.

            (ii) If Tobin or Tobin's Family Group exercises his put rights with respect to less than all of the Stockholder Shares under subsection
      (f)(i), then not later than one year after he has exercised such rights he may require the Corporation to purchase all remaining Stockholder Shares at the same price per share paid pursuant to subsection (f)(i). The closing shall occur within thirty days after Tobin has given notice that he has exercised such additional put right.

            (iii) If Tobin or Tobin's Family Group fails to exercise any rights he has to require the Corporation to purchase his Stockholder Shares under subsection (f)(ii), then within ninety days following September 1, 2001, the Corporation has the right to require Tobin and Tobin's Family Group to sell to the Corporation all Stockholder Shares held by such persons at their fair market value at September 1, 2001, determined as provided in Section (f)(i).

            (iv) If a Qualified Public Offering has not occurred prior to September 1, 2001, the Corporation has the right within ninety days following September 1, 2001 to require Tobin and Tobin's Family Group to sell to the Corporation all Stockholder Shares held by such persons at their fair market value at September 1, 2001, determined as provided in Section (f)(i).

            (v) If Tobin breaches the provisions of Section 7 of the Employment Agreement, the Corporation has the right to require Tobin and Tobin's Family Group to sell to the Corporation all Stockholder Shares held by such persons at their fair market value at the date of such event, determined as provided in Section (f)(i).


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            (vi) If Tobin or Tobin's Family Group exercises his put right with respect to less than all of the Stockholder Shares under Subsection
      (f)(i), then any rights which Tobin or Tobin's Family Group may have under Sections 4 and 6 shall terminate.

      (g) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 1 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale or pursuant to Section 2 or 3, or the Corporation's consummation of a Qualified Public Offering.

      2. Drag-Along Rights.

      (a) In the event of an Approved Sale to an Independent Third Party, the Corporation shall deliver twenty (20) days' prior written notice thereof to each Stockholder. Each holder of Stockholder Shares shall vote for, consent to and raise no objections to, bring a claim against or contest such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; or (ii) a sale of stock, each holder of Stockholder Shares shall (A) agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding so long as such terms and conditions are as least as favorable as for all Stockholders and (B) execute such purchase agreement and other documents as executed by the holders of a majority of the Stockholder Shares. Each holder of Stockholder Shares shall take such other necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Corporation.

      (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Corporation are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares shall receive for his Stockholder Shares the same form of consideration and the same amount of consideration as the holders of Stockholder Shares receive for each of their Stockholder Shares; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

      3. Tag-Along Rights. If (a) any Stockholder proposes to Transfer (other than pursuant to a Public Sale or pursuant to Section 1(e)) at any time any of its shares of Common Stock to any Independent Third Party, (b) the Corporation has not exercised any rights pursuant to Section 1(b), and (c) the Other Stockholders have not exercised their rights pursuant to Section 1(c), then the Transferring Stockholder may transfer his Stockholder Shares provided it complies


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with the provisions of this Section 3. First (to the extent not already done so pursuant to Section 1(b)), the Transferring Stockholder shall first give to the Corporation and the Other Shareholders an Offer Notice. The Offer Notice shall be an offer by the Transferring Stockholder to allow the Other Stockholders to participate, upon the purchase by the proposed transferee of any shares of Common Stock owned by the Transferring Stockholder and for the same per share consideration and on the same terms and conditions. Each Stockholder shall have the right, for a period of fifteen (15) days after the expiration of the Election Period, to accept such offer in whole, exercisable by delivering a written notice to the Transferring Stockholder and the Corporation within such 15-day period. Prior to the earlier of (x) the end of such 15-day period or (y) the acceptance or rejection by each Stockholder of the Transferring Stockholder's offer, as the case may be, the Transferring Stockholder shall not complete any sale of shares of Common Stock to the proposed transferee.

      At the end of such fifteen (15) day period the Corporation shall calculate the total number of Stockholder Shares that are proposed to be sold. Each Stockholder shall be entitled to sell to the proposed transferee that number of Stockholder Shares (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of
(x) the aggregate number of Stockholder Shares proposed to be sold by such Stockholder and (y) a fraction, the numerator of which shall be the number of shares of Common Stock indicated in the Offer Notice as subject to purchase by the proposed transferee and the denominator of which shall be the total number of Stockholder Shares proposed to be sold by all Stockholders. Thereafter, for a period of 120 days, the Transferring Stockholder may sell to the proposed transferee for the consideration stated and on terms no more favorable to the proposed transferee than those set forth in the Offer Notice, shares of Common Stock stated in the Offer Notice as subject to purchase by the proposed transferee; provided that the proposed transferee, as the case may be, shall simultaneously purchase the number of shares of Common Stock as calculated above from those Stockholders who have accepted the Transferring Stockholder's offer. Any purchaser of Stockholder Shares pursuant to this Section 3 shall be subject to, and have the rights and benefits of, the terms and conditions of this Agreement.

      4. Stockholder Preemptive Rights. Subject to Section 4(d), prior to the earlier of a Qualified Public Offering or a Sale of the Corporation, and for so long as any Stockholder owns any Stockholder Shares, each time the Corporation proposes to sell shares of its capital stock, or securities convertible into capital stock, for cash, the Corporation shall also make an offering of such shares or securities to the Stockholders in accordance with the following provisions:

      (a) The Corporation shall deliver a notice to each Stockholder stating the number of shares to be offered and the price and the terms on which it proposes to offer such shares. Such notice shall be sent to the addresses set forth in the records of the Corporation.

      (b) Within 15 days after delivery of the notice, each Stockholder may elect to purchase, at the price and on the terms specified in the notice, up to its Pro Rata Portion of such shares by delivering written notice of such election to the Corporation within such 15 calendar days.


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      (c) Any shares referred to in the notice that are not elected to be purchased as provided in subsection (b) above may, during the 180-day period thereafter, be offered by the Corporation to any other person or persons at a price not less than, and on terms no more favorable to the offeree than, those specified in the notice.

      (d) The preemptive rights set forth in this Section 4 shall not be applicable to the issuance of (i) up to 188 shares, (which represents approximately 7% of the fully diluted outstanding shares as of the date hereof) (appropriately adjusted for any stock dividend, stock split or recapitalization) of Common Stock to directors, officers, or employees of the Corporation pursuant to the Corporation's stock option plans, (ii) shares of Common Stock issuable upon exercise of the Warrants, (iii) capital stock in connection with a merger, acquisition, plan of exchange or consolidation of the Corporation, or (iv) any sale of securities to be issued pursuant to a registration statement filed pursuant to the Securities Act with the Securities and Exchange Commission, or
(v) shares of Common Stock issued to consultants to the Corporation as payment for services rendered.

      5. Special Voting Requirements.

      (a) From and after the date hereof and until the earlier to occur of a Qualified Public Offering or a Sale of the Corporation, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), to effect the following:

                  (i) The number of directors on the Board shall be five
            directors.

                  (ii) The following persons shall be elected to the Board:

                        (A) three representatives designated by Tobin until such
                  time as Fingerhut owns more than fifty percent (50%) of the outstanding shares of Common Stock, and thereafter two directors; and

                        (B) two representative designated by Fingerhut until
                  such time as Fingerhut owns more than fifty percent (50%) of the outstanding shares of Common Stock, and thereafter three directors.

                  (iii) Nothing herein shall preclude the Board or the
            Stockholders from removing a Director for cause under Delaware law.

                  (iv) In the event that any representative designated hereunder by Fingerhut or Tobin for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a


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            representative designated by Fingerhut or by Tobin, respectively, as provided hereunder; provided that any representative removed for cause shall not be designated again as a member of the Board.

                  (v) The Board shall not appoint any committee with the
            authority to act on behalf of the Board without the consent of the Directors designated by Fingerhut and Tobin.

      (b) From and after the date hereof until the earlier to occur of a Qualified Public Offering, a Sale of the Corporation or the exercise by Fingerhut of all of its rights to purchase Common Stock pursuant to the Warrant Agreement, each of the following actions shall require the approval of Tobin and Fingerhut, or their designated directors, as applicable:

                  (i) the pledge or sale of all or substantially all of the
            assets of the Corporation;

                  (ii) the merger of the Corporation with or into another
            corporation or legal entity;

                  (iii) any amendment of the certificate of incorporation or by-laws of the Corporation;

                  (iv) the issuance of any shares of Common Stock or securities unavailable into Common Stock;

                  (v) the selection of officers of the Corporation; or

                  (vi) the entering into line of business other than the sale of flowers and gifts.

      (c) The rights of Tobin under this paragraph 5 shall terminate at such time as he or his Permitted Transferees cease to hold 10% in the aggregate of the outstanding shares of Common Stock or upon payment by the Corporation for Stockholder Shares under Section 1(f)(i).

      (d) Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement.

      6. Demand Registrations.

      (a) Requests for Registration. At any one time Tobin may request registration under the Securities Act of all or part of his Stockholder Shares in a number not less than ten percent (10%) of the Stockholder Shares originally issued to Tobin and not to exceed fifty percent (50%) of such number. A registration requested pursuant to this paragraph 6(a) is referred to herein as the "Demand Registration." The request for a Demand Registration shall specify the approximate number of Stockholder Shares requested to be registered and the requested per share price range,


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if any, for such offering. The Demand Right is not exercisable during the period specified in Section 8 hereof.

      (b) Priority on Demand Registrations. Upon the Corporation's commencement of a Demand Registration the Corporation shall mail notice thereof to all Stockholders and the Stockholders shall have twenty (20) days after such mailing date to notify the Corporation of the number of shares they desire to sell in such offering. If a Demand Registration is an underwritten offering and the managing underwriters advise the Corporation in writing that in their opinion the number of registrable securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to Tobin, the Corporation shall include in such registration prior to the inclusion of any securities which are not Stockholder Shares owned by Tobin the number of Stockholder Shares owned by Tobin requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering. Any persons other than Tobin who participate in Demand Registrations which are not at the Corporation's expense must pay their share of the Registration Expenses as provided in Section 10 hereof.

      (c) Restrictions on the Demand Registration. The Corporation shall not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous underwritten registration of equity securities. The Corporation may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation notifies Tobin that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of the Corporation or any of its subsidiaries; provided that in such event, Tobin will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such registration.

      (d) Selection of Underwriters. The Corporation will have the right to select the investment banker(s) and manager(s) to administer any offerings.

      7. Piggyback Registrations.

      (a) Right to Piggyback. Whenever the Corporation proposes to register any of its Common Stock under the Securities Act (other than the initial public offering, pursuant to a Demand Registration, an acquisition of or a merger with another entity including, without limitation, a purchase of stock or assets or a transaction described under Rule 145 of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Form S-8 or its successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of the Stockholders (a "Piggyback Registration"), the Corporation shall give prompt written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of the Stockholders with respect to which the Corporation has received written requests for inclusion therein within fifteen (15) days after the receipt of the Corporation's notice.


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      (b) Piggyback Expenses. The Registration Expenses of the Stockholders
shall be paid by the Corporation in all Piggyback Registrations.

      (c) Proration of Eligible Shares. In the event of any registration pursuant to this Section 7 the full amount of the Stockholder Shares requested to be included in such registration cannot be included in full, then the number of Stockholder Shares available for registration shall be allocated among such group pro rata based upon the number of Stockholder Shares requested to be included in such registration.

      8. Lockup Agreement.

      Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the 30-day period prior to and the 180-day period beginning on the effective date of any (i) underwritten Demand Registration or any underwritten Piggyback Registration in which Stockholder Shares are included (except as part of such underwritten registration) or (ii) the initial public offering, in each case unless the underwriters managing the registered public offering and the Corporation otherwise agree.

      9. Registration Procedures. Whenever a Stockholder has requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

      (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the Stockholder covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

      (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

      (c) keep the Stockholder fully informed and provide copies of all material correspondence and drafts of documents related to such registration and furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;


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      (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

      (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

      (f) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

      (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

      (h) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

      (i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

      (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order; and


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      (k) obtain a cold comfort letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

      10. Registration Expenses.

      (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the Nasdaq-related system.

      (b) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

      11. Indemnification.

      (a) The Corporation agrees to indemnify, to the extent permitted by law, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by Tobin expressly for use therein or by Tobin's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished Tobin with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Tobin.

      (b) In connection with any registration statement in which Tobin is participating, Tobin shall furnish to the Corporation in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall only have to indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, a prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Tobin to the Corporation for specific use in such registration statement, prospectus or amendment or supplement thereto and which remained in the final prospectus delivered to the purchaser of such securities.

      (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

      12. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

      13. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR SUBSCRIPTION AGREEMENT AND/OR A STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE. "

      The Corporation shall imprint such legend on certificates evidencing outstanding Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares pursuant to a Public Sale.

      14. Confidentiality. All materials and information obtained by any Stockholder pursuant to this Agreement or otherwise delivered by the Corporation to any Stockholders shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement),
(b) to such Stockholder's directors, officers, trustees, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock, (d) to any person to which such Stockholder offers to sell or transfer any shares of Common Stock, provided, that the prospective transferee shall agree to be bound by the provisions of this Section 14, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder, or (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding.

      15. Conflicting Agreements. Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which is inconsistent with the provisions of this Agreement.

      16. Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement. The certificate of incorporation and bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

      17. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale) to any person or entity pursuant to the terms of this Agreement, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Corporation and the other Stockholders a counterpart of this Agreement. Each such counterpart shall be deemed to be an original part of this Agreement as though executed on the date hereof. Upon the execution of this Agreement (a) the transferee shall be treated as an Investor if the majority of its shares were acquired from the Investors and shall be counted in all votes or actions of the Investors or (b) the transferee shall be treated as an Executive if the majority of its shares were acquired from the Executives and shall be counted in all votes or actions of the Executives.

      18. Definitions.

            "Approved Sale" means a disposition of the Corporation, whether pursuant to a merger, consolidation or sale of the Common Stock, to an Independent Third Party, which disposition is approved by the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of Common Stock.

            "Common Stock" is defined in the preamble to the Agreement.

            "Corporation" is defined in the preamble and shall include all of the Corporation's subsidiaries.

            "Demand Registration" is defined in Section 6(a).

            "Director" is defined Section 5(a)(ii).

            "Election Period" is defined in Section l(b).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Family Group" means a Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

            "Fingerhut" is defined in the preamble.

            "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not directly or indirectly own in excess of 5% of the Corporation's Common Stock on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

            "Investment Agreement" is defined in the preamble.

            "Nasdaq" is defined in Section 9(f).

            "Offer Notice" means the notice required to be given by a Transferring Stockholder to the Corporation and/or the Other Stockholders describing a proposed Transfer. At a minimum, the Offer Notice shall be in writing and shall contain (i) the number of shares of Common Stock that the Transferring Stockholder proposes to sell; (ii) the name and address of the proposed transferee; (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer; and (iv) an estimate, in the Transferring Stockholder's reasonable judgment, of the fair market value of any non-cash consideration offered by the proposed transferee.

            "Option" means any right, warrant, option or arrangement which allows a person to acquire securities of the Corporation or requires the Corporation to issue any securities to a Person.

            "Other Stockholders" is defined in Section l(b).

            "Permitted Transferee" is defined in Section l(e).

            "Piggyback Registration" is defined in Section 7(a).

            "Pro Rata Portion" is defined in Section l(c).

            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            "Qualified Public Offering" means the sale in one or more underwritten public offerings registered under the Securities Act of shares of the Corporation's Common Stock having an aggregate value of at least $25 million.

            "Registration Expenses" is defined in Section 10(a).

            "Remaining Shares" is defined in Section l(c).

            "Sale of the Corporation" means the sale of the Corporation to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Corporation's Board of Directors (whether by merger, consolidation or sale or transfer of the Corporation's capital stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholder" is defined in the preamble and includes permitted successors and assigns.

            "Stockholders" is defined in the preamble.

            "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder.

            "Tobin" is defined in the preamble.

            "Transfer" is defined in Section l(a).

            "Transferring Stockholder" is defined in Section l(b).

            "Warrant Agreement" is defined in the preamble.

      19. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

      20. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, Fingerhut or Tobin unless such modification, amendment, termination or waiver is approved in writing by the Corporation, Fingerhut or Tobin; provided, however, that the Corporation may from time to time add additional shareholders of the Corporation to this Agreement without the consent or additional signatures of the parties hereto (and amend and/or restate the Agreement to reflect such additions) and upon the Corporation's receipt of such additional stockholders' signature pages, such additional stockholders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      22. Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      23. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

      24. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      25. Remedies. The Corporation, Fingerhut and Tobin shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, Fingerhut and Tobin may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      26. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on Schedule 1 hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Corporation's address is:

                  PC Flowers & Gifts, Inc.
                  134 Davenport Drive
                  Stamford, CT 06902

      27. Governing Law. This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of Delaware.

      28. Termination. The provisions of Sections 1, 2, 3, 4, 5, 14 and 15 shall terminate on the date on which any of the following events first occurs: (i) a Qualified Public Offering (or, with respect to an individual Stockholder Share, the date such Stockholder Share has been transferred in a Public Sale), (ii) a Sale of the Corporation or (iii) the tenth anniversary of the date of this Agreement. The remaining sections of this Agreement expire on the tenth anniversary of the date of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                         FINGERHUT COMPANIES, INC.

                                         By: /s/ Michael Sherman JP
                                            ---------------------------------


                                         PC FLOWERS & GIFTS, INC.

                                         By:  /s/ William J. Tobin Pres
                                            ---------------------------------

                                         /s/ William J. Tobin
                                         ------------------------------------
                                             William J. Tobin

                                   SCHEDULE 1

                              List of Shareholders

Name                                     Address
----                                     -------
William J. Tobin                         PC Flowers & Gifts, Inc.
                                         134 Davenport Drive
                                         Stamford, CT  06902

Fingerhut Companies, Inc.                4400 Baker Road
                                         Minnetonka, MN  55343
                                         Attn:  Michael P. Sherman, Esq.